UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 12, 2008

ROHM AND HAAS COMPANY
________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-03507	23-1028370

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Independence Mall West, Philadelphia, Pennsylvania		19106

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(215) 592-3000

  Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2008, the Executive Compensation Committee of the Board of Directors approved the Agreement and Release between the Company and Alan Barton, Executive Vice President which is attached as an exhibit to this Form 8-K. Pursuant to the Agreement and Release, Dr. Barton agrees that his employment will end no later than December 31, 2008. It also provides for the payment of:

1.      a lump sum of a total of $1,144,000;
2.      the value of currently accrued and unpaid vacation or floating holiday earned as of December 31, 2008;
3.      the pro-rated value of any awards, payable in cash, under the active cycles of the Annual Incentive Plan and the Performance Share Plan; and
4.      the value of 17,103 shares of Rohm and Haas common stock, payable in cash, using the average of the high and low stock prices on his last day worked.
All of these amounts, except those under item 2, will be payable at least six months and a day after his last day worked.

In addition, the following cash awards were approved, subject to the closing of the transaction with The Dow Chemical Company, and pursuant to the applicable provisions of the Agreement and Plan of Merger between the Company and The Dow Chemical Company:

Raj L. Gupta, Chairman and Chief Executive Officer: $5,000,000
Pierre Brondeau, President and Chief Operating Officer: $1,000,000
Jacques Croisetiere, Executive Vice President, Chief Financial Officer and Chief Strategy Officer: $1,000,000
Robert Lonergan, Executive Vice President, General Counsel and Corporate Secretary: $500,000

These awards will vest six months after the closing of the transaction (except for the award to the CEO, which will vest on the closing of the transaction), subject to continued employment through the vesting date. However, vesting will accelerate upon termination without "cause" or resignation for "good reason" prior to the end of the retention period.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number 10.1	Description Agreement and Release between Rohm and Haas Company and Dr. Alan E. Barton

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROHM AND HAAS COMPANY
August 18, 2008	By: /s/ Pierre R. Broudeau
Name: Pierre R. Broudeau Title: President, Chief Operating Officer